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As filed with the Securities and Exchange Commission on February 20, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
Registration Statement
Under
The Securities Act of 1933

Aon Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3051915 (I.R.S. Employer Identification Number)
Aon Center 200 East Randolph Drive Chicago, Illinois (Address of Principal Executive Offices)	60602 (Zip Code)

Aon Stock Incentive Plan
(Full Title of the Plan)

Raymond I. Skilling
Executive Vice President and Chief Counsel
Aon Corporation
Aon Center
200 East Randolph Drive
Chicago, Illinois 60602
(312) 701-3000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00	20,000,000 shares	$26.92(1)	$538,236,344(1)	$49,518

Aon Stock Incentive Plan Obligations	$2,000,000	N/A(2)	$2,000,000(2)	$184

(1)
Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as reported in the consolidated reporting system on February 18, 2003.

(2)
Aon Stock Incentive Plan Obligations (the "Obligations") are unsecured obligations of Aon Corporation to make distributions in the future in accordance with the terms of the Aon Stock Incentive Plan. The Obligations registered hereunder include an indeterminate number of shares of Common Stock that may be issued in the future pursuant to the Aon Stock Incentive Plan, which are in addition to the 20,000,000 shares of Common Stock also registered hereunder.

Part II
Information Required in the
Registration Statement

Item 3. Incorporation of Certain Documents by Reference

        The following documents heretofore filed (File Number 1-7933) with the Securities and Exchange Commission (the "Commission") by Aon Corporation (the "Company") are incorporated herein by reference:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Annual Report on Form 10-K/A filed on September 27, 2002;

  (b)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as amended by the Quarterly Report on Form 10-Q/A filed on September 27, 2002, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

  (c)
  Current Reports on Form 8-K filed with the Commission on April 5, May 30, August 8, August 14, October 4, October 31, November 4, November 8, December 12, 2002 and January 9 and February 20, 2003; and

  (d)
  The description of the Common Stock, $1.00 par value, of the Company (the "Common Stock") contained in Item 12 of the Registration Statement on Form 10 filed by the Company with the Commission on February 19, 1980 (when the Company was known as Combined International Corporation), and any amendment or report which the Company has filed (or will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating such description, including the Company's Current Reports on Form 8-K dated April 23, 1987 and May 9, 2000.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Aon Stock Incentive Plan Obligations.    The $2,000,000 of deferred compensation obligations (the "Obligations") being registered hereby, which includes an indeterminate number of shares of Common Stock in addition to the 20,000,000 shares of Common Stock also registered hereunder, may be offered to eligible employees of the Company and its subsidiaries pursuant to the Aon Stock Incentive Plan (the "Plan"). This group of eligible employees (each, a "Participant") may include executives, other key employees and outside Directors of the Company and its subsidiaries, selected by the Organization and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company.

        The Obligations are general unsecured obligations of the Company to pay, in the future, compensation, in the form of an award under the Plan, deferred in accordance with the terms of the Plan, and with the procedures established by the Committee, from the general assets of the Company. These Obligations rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

        If the Committee, in its sole discretion, allows a Participant in the Plan to defer some amount of an award received under the Plan, the amount of compensation deferred by that Participant, the terms of the future distribution of the Obligations and any other rights of the Participant in connection with the Obligations will be determined in accordance with the provisions of the Plan and any applicable procedures established by the Committee.

        The Obligations registered hereunder cannot be alienated, sold or transferred to any other individual, except by will or the laws of descent and distribution or pursuant to a beneficiary designation, unless the Committee authorizes the transfer of an Obligation to certain permitted transferees.

        The Board may amend the Plan at any time, subject to any stockholder approval required by applicable law and provided that no amendment can be made without stockholder approval if the amendment would (i) increase the maximum number of shares of Common Stock available under the Plan, (ii) increase the maximum number of shares of Common Stock with respect to which options, stock appreciation rights and other stock-based awards may be granted to any participant in any calendar year or (iii) eliminate or change the restrictions on the surrender or repricing of options or stock appreciation rights under the Plan.

Item 5. Interests of Named Experts and Counsel

        Certain legal matters in connection with the Common Stock and the Obligations offered hereby will be passed upon by Richard E. Barry, Senior Counsel and Assistant Secretary of the Company. Mr. Barry is a participant in the Plan and, as of the date hereof, owns a total of 50,600 shares of Common Stock pursuant to awards received under the Plan.

Item 6. Indemnification of Directors and Officers

        The Company was organized under the laws of the State of Delaware and is subject to the Delaware General Corporation law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

        The Company's Second Restated Certificate of Incorporation, as amended, provides that it will indemnify its officers and directors to the fullest extent permitted by Delaware law.

        In addition, the Company maintains insurance coverage that provides reimbursement within the policy limits for amounts it is obligated to pay arising out of lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to Delaware law and the Company's Second Restated Certificate of Incorporation, as amended.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Second Restated Certificate of Incorporation of the Company incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.
4.2	Certificate of Designation for the Company's Series C Cumulative Preferred Stock incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 9, 1994.
4.3
Certificate of Amendment of the Company's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.
4.4	Certificate of Amendment of the Company's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on May 9, 2000.
4.5	Amended Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on October 4, 2002.
*4.6	Aon Stock Incentive Plan.
*5	Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the Company as to the legality of the securities being registered.
*15	Acknowledgement of Ernst & Young LLP.
*23.1	Consent of Richard E. Barry (included in the opinion filed as Exhibit 5).
*23.2	Consent of Ernst & Young LLP.
*24	Powers of Attorney.

*
Filed herewith.

Item 9. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of February, 2003.

Aon Corporation
By:	/s/ Patrick G. Ryan Patrick G. Ryan Chairman and Chief Executive Officer
Signature	Title(s)	Date Signed

/s/ PATRICK G. RYAN Patrick G. Ryan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2003
/s/ HARVEY N. MEDVIN Harvey N. Medvin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2003
* Edgar D. Jannotta	Director	February 20, 2003
* Lester B. Knight	Director	February 20, 2003
* Perry J. Lewis	Director	February 20, 2003
* R. Eden Martin	Director	February 20, 2003
* Andrew J. McKenna	Director	February 20, 2003
* Robert S. Morrison	Director	February 20, 2003

* Richard C. Notebaert	Director	February 20, 2003
* Michael D. O'Halleran	President, Chief Operating Officer and Director	February 20, 2003
* John W. Rogers, Jr.	Director	February 20, 2003
* Patrick G. Ryan, Jr.	Director	February 20, 2003
* George A. Schaefer	Director	February 20, 2003
* Raymond I. Skilling	Executive Vice President, Chief Counsel and Director	February 20, 2003
* Carolyn Y. Woo	Director	February 20, 2003
*By:	/s/ PATRICK G. RYAN Patrick G. Ryan Attorney-in-Fact

Index to Exhibits to Registration Statement on Form S-8

Exhibit Number	Description of Exhibit
4.1	Second Restated Certificate of Incorporation of the Company incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.
4.2	Certificate of Designation for the Company's Series C Cumulative Preferred Stock incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 9, 1994.
4.3
Certificate of Amendment of the Company's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.
4.4	Certificate of Amendment of the Company's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K filed on May 9, 2000.
4.5	Amended Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on October 4, 2002.
*4.6	Aon Stock Incentive Plan.
*5	Opinion of Richard E. Barry, Senior Counsel and Assistant Secretary of the Company as to the legality of the securities being registered.
*15	Acknowledgement of Ernst & Young LLP.
*23.1	Consent of Richard E. Barry (included in the opinion filed as Exhibit 5).
*23.2	Consent of Ernst & Young LLP.
*24	Powers of Attorney.

*
Filed herewith.

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Part II Information Required in the Registration Statement
  Item 3. Incorporation of Certain Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
Signatures
Index to Exhibits to Registration Statement on Form S-8